Exhibit No. 99.1



                                [GRAPHIC OMITTED]


    First Montauk Financial Corp. Sues Edward Okun and Affiliates for Breach
                              of Merger Agreement


January 11, 2007 -- Red Bank, NJ -- First Montauk Financial Corp. (OTCBB: FMFK) announced that it has filed a lawsuit in New Jersey Superior Court, Monmouth County, against Edward H. Okun, a real estate entrepreneur based in Miami, Florida, Investment Properties of America LLC (IPofA), his principal operating company which is headquartered in Richmond, Virginia, and several affiliated entities that he controls, for their breach of the merger agreement between First Montauk and two Okun affiliated corporate entities. The lawsuit alleges, among other things, that the Okun Defendants breached the merger agreement by terminating the agreement on December 29, 2006 without cause or justification.

First Montauk's complaint demands specific performance of the merger agreement and completion of the merger, which would have paid each shareholder of First Montauk $1.00 per share of common stock. In the alternative, First Montauk seeks compensatory damages for breach of contract and breach of the covenant of good faith and fair dealing as well as payment of $2,000,000 held in escrow to secure the Okun Defendants performance under the merger agreement.

In connection with the merger, First Montauk executed a lease with an Okun affiliate to relocate First Montauk's corporate offices to a building recently purchased by the Okun affiliate in Red Bank, New Jersey. First Montauk claims the Okun Defendants fraudulently induced First Montauk to execute the lease by falsely representing the Okun affiliates would consummate the Merger, and seeks to void the lease.

Pending the court's determination, First Montauk has requested a temporary restraining order to prevent the Okun Defendants from selling, converting or otherwise disposing of any of their First Montauk securities or buying any additional First Montauk securities. The parties have agreed to voluntarily maintain their positions for 45 days.

The parties originally executed the merger agreement on May 5, 2006. On August 17, 2006, the shareholders of First Montauk, including an Okun affiliate, overwhelming voted to approve the merger agreement and the merger. The merger was originally anticipated to close in the third quarter of 2006. The parties agreed to extend the expiration date of the merger agreement to December 31, 2006 to satisfy the remaining conditions to the merger including the completion of regulatory approval.

First Montauk Financial Corp. is the parent company of First Montauk Securities Corp., a registered securities broker/dealer headquartered in Red Bank, New Jersey. First Montauk conducts securities brokerage, insurance, investment banking and advisory business and has approximately 270 registered representatives and services over 50,000 retail and institutional accounts, which comprise over $3.2 billion in customer assets.

Montauk Financial Group is a service mark of First Montauk Securities Corp., Member NASD/SIPC. First Montauk Financial Corp. is the parent company of First Montauk Securities Corp., a registered securities broker/dealer headquartered in Red Bank, NJ. Additional information is available at the Company's website at www.montaukfinancial.com.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This press release may contain certain statements of a forward-looking nature relating to future events or future business performance. Any such statements that refer to the Company's estimated or anticipated future results or other non-historical facts are forward-looking and reflect the Company's current perspective of existing trends and information. These statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, risks and uncertainties detailed in each Company's Securities and Exchange Commission filings, including each Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements speak only as of the date of this release. Each of the Companies undertake no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

First Montauk Financial Corp.
Victor K. Kurylak, President and Chief Executive Officer
(800) 876-3672, ext. 4230 info@montaukfinancial.com